Exhibit 10.1*

July 9, 2013

Getty Realty Corp.

125 Jericho Turnpike, Suite 103

Jericho, NY 11753

Attention:	Mr. David Driscoll,
Chief Executive Officer

Re: Request for Waiver – Credit Agreement, dated February 25, 2013 (the “Credit Agreement”), among Getty Realty Corp. (“Borrower”), the lenders party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent (“Agent”) and certain other parties thereto

Ladies and Gentlemen:

All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

Borrower has notified Agent that, based upon preliminary calculations, it would fail to comply with the financial covenant set forth in Section 6.01(e) (Debt to EBITDA) of the Credit Agreement (the “Financial Covenant”) for the quarter ending June 30, 2013.

Attached hereto as Appendix A are preliminary calculations of the Financial Covenant as of June 30, 2013.

Borrower acknowledges and agrees that if it fails to comply with the Financial Covenant, such failure would entitle Agent to declare an Event of Default under the Credit Agreement and to exercise any and all remedies available to Agent thereunder, at law or in equity. Borrower further acknowledges and agrees that the occurrence of such Event of Default would prohibit Borrower from, among other things, (i) receiving any additional Loans under the Credit Agreement and (ii) paying the dividend that it previously declared on May 14, 2013, which is payable on July 11, 2013 (the “Declared Dividend”).

Accordingly, Borrower has requested, and Agent and the Required Lenders hereby agree that, notwithstanding the potential Event of Default that may result from the failure to comply with the Financial Covenant: (a) Borrower shall be permitted to pay the Declared Dividend on July 11, 2013 and (b) Borrower shall be permitted to obtain additional Revolving Loans and/or Letters of Credit not to exceed, in the aggregate, $2,000,000, subject, in each case, to compliance with all other terms and conditions in the Credit Agreement (collectively, the “Waivers”).

*	Confidential treatment requested for portions of this document. Portions for which confidential treatment is requested are denoted by [***]. Material omitted has been separately filed with the Securities and Exchange Commission.

Except as set forth above, until such time as Borrower has demonstrated compliance with the Financial Covenant for the quarter ending June 30, 2013 (or if such Financial Covenant has not been complied with, until such time as the Event of Default resulting therefrom has been permanently waived in writing by Agent and the Required Lenders), any rights of Borrower conditioned on the absence of an Event of Default under the Credit Agreement shall be determined as if an Event of Default exists and any restrictions on the activities of Borrower and its Subsidiaries as a result thereof shall apply.

In consideration of the foregoing Waivers, Borrower has paid to Agent on the date hereof a one-time waiver fee of $87,500, which will be distributed to the Lenders pro rata in accordance with their respective Applicable Percentages.

In addition, Borrower, Agent and the Required Lenders agree that until such time as Borrower has demonstrated compliance with the Financial Covenant for the quarter ending June 30, 2013 (or if such Financial Covenant has not been complied with, until such time as the Event of Default resulting therefrom has been permanently waived in writing by Agent and the Required Lenders), (x) the “Applicable Margin” shall be equal to (a) with respect to any ABR Loan, 2.50% per annum and (b) with respect to any Eurodollar Loan 3.50% per annum, and (y) Borrower, Agent and the Required Lenders further agree that without the prior written consent of Agent, Borrower shall not be permitted to acquire any Properties for a purchase price that equals or exceeds $20 million, individually or in the aggregate.

Except as expressly set forth herein, by its execution of this letter, Borrower hereby: (a) reaffirms, ratifies, confirms and acknowledges its obligations under the Loan Documents, and agrees to continue to be bound thereby and perform thereunder; (b) agrees and acknowledges that all such Loan Documents and all of Borrower’s obligations thereunder are and remain in full force and effect and, except as expressly provided herein, have not been modified; and (c) acknowledges and agrees that the Waivers provided herein are one-time waivers and shall not be deemed a waiver of any other obligations of Borrower or the Guarantors under the Loan Documents.

Agent (on behalf of the Lenders) expressly reserves all of its and their rights, powers and remedies provided for under the Credit Agreement and the other Loan Documents, at law or in equity, whether now or hereafter existing. Borrower is further advised that nothing contained in this letter, nor in any other communication (whether written, oral or electronic) or contact with, or conduct by or between the Agent and/or the Lenders and Guarantors and/or Borrower, shall constitute (or be deemed to constitute or be construed as) a (i) waiver, modification, alteration, amendment or release of any of Agent’s or Lenders’ various rights, powers or remedies against Borrower, Guarantors or any other party to any of the Loan Documents or pursuant to applicable law, (ii) course of dealing obligating Agent or the Lenders to provide any additional or other accommodations, financial or otherwise, to Borrower, Guarantors or any other party to any of the Loan Documents at any time other than those expressly set forth in the Loan Documents, or (iii) commitment or any agreement to make a commitment with respect to any possible waiver, amendment, consent or other modification of the terms provided in the Loan Documents. Nothing contained in this letter shall confer on Borrower, Guarantors or any other party to any of the Loan Documents any right to notice or cure periods with respect to any Event of Default (including the Event of Default that may result from the failure to satisfy the Financial Covenant) or any action Agent or Lenders may take based upon any such Event of Default.

Borrower agrees that it shall pay all reasonable fees and disbursements of Agent’s special counsel, Morrison & Foerster LLP, in connection with this letter promptly upon receiving an invoice therefor.

This letter may not be amended except by a writing signed by the parties hereto. This letter may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. A facsimile or other electronic transmission of an executed counterpart shall have the same effect as an original executed counterpart.

This letter shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York pursuant to Section 5-1401 of the General Obligation Law of the State of New York.

[No Further Text On This Page; Signature Pages Follow]

Very truly yours,

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Alicia Schreibstein
Name:	Alicia Schreibstein
Title:	Vice President

The Lenders hereby acknowledge and consent to the issuance of the waiver described herein, evidenced by their execution of this letter below.

J.P. MORGAN SECURITIES LLC, as Joint Bookrunner and Joint Lead Arranger

By	/s/ Alicia Schreibstein
Name:	Alicia Schreibstein
Title:	Vice President

TD BANK, N.A., as Lender, Joint Bookrunner, Joint Lead Arranger and Documentation Agent

By	/s/ Brian Haggerty
Name:	Brian Haggerty
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender and Syndication Agent

By	/s/ Michael W. Edwards
Name:	Michael W. Edwards
Title:	Senior Vice President

KEYBANK, N.A., as a Lender

By	/s/ Gregory W. Lane
Name:	Gregory W. Lane
Title:	Vice President

ROYAL BANK OF CANADA, as a Lender

By	/s/ Brian Gross
Name:	Brian Gross
Title:	Authorized Signatory

CAPITAL ONE BANK, N.A., as a Lender

By	/s/ Enrico Panno
Name:	Enrico Panno
Title:	Senior Vice President

WELLS FARGO BANK, N.A., as a Lender

By	/s/ Alan LaMantia
Name:	Alan LaMantia
Title:	Vice President

ISRAEL DISCOUNT BANK OF NEW YORK, as a Lender

By	/s/ James M. Morton
Name:	James M. Morton
Title:	First Vice President

By	/s/ Alfred J. Franco
Name:	Alfred J. Franco
Title:	First Vice President

The Borrower and Guarantors hereby acknowledge and agree that the waiver described herein is subject in all respects to terms of this letter, including, without limitation, the satisfaction of the Waiver Conditions:

GETTY REALTY CORP., a Maryland corporation

By	/s/ David B. Driscoll
Name:	David B. Driscoll
Title:	President and Chief Executive Officer

GETTY PROPERTIES CORP.
GETTY TM CORP.
AOC TRANSPORT, INC.
GETTYMART INC.
LEEMILT’S PETROLEUM, INC.
SLATTERY GROUP INC.
GETTY HI INDEMNITY, INC.
GETTY LEASING, INC.
GTY NY LEASING, INC.
GTY MA/NH LEASING, INC.
GTY MD LEASING, INC.

By:	/s/ David B. Driscoll
Name:	David B. Driscoll
Title:	President and Chief Executive Officer

POWER TEST REALTY COMPANY
LIMITED PARTNERSHIP

By:	Getty Properties Corp., its General Partner

By:	/s/ David B. Driscoll
Name:	David B. Driscoll
Title:	President and Chief Executive Officer

Appendix A

[***]1

[1]	[***] Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.